                                                                   EXHIBIT 99.1

INVESTOR RELATIONS CONTACTS
Yvonne Donaldson                                             Bob Joyce
BindView Corporation                                         Financial Dynamics
Tel: (713) 561-4023                                          (617) 747-3620
yvonne.donaldson@bindview.com                                bjoyce@fd-us.com
http://www.bindview.com


FOR IMMEDIATE RELEASE


                    BINDVIEW ANNOUNCES FINANCIAL RESULTS FOR
                        FOURTH QUARTER AND FULL YEAR 2003

                      REVENUES EXCEED HIGH END OF ESTIMATES


      HOUSTON -- FEB 3, 2004 -- BindView Corporation (NASDAQ: BVEW), a leading provider of policy compliance, vulnerability management and directory administration solutions, today announced results for the quarter and year ended December 31, 2003.

      Revenues for the fourth quarter of 2003 were $23.9 million, an increase of 24 percent year-over-year, and exceeded the high end of the Company's previously announced revenue estimates of $19.5 million to $23.5 million. License revenues for the fourth quarter of 2003 were $15.6 million, up 34 percent year-over-year. This growth was a result of a strong pipeline at the beginning of the quarter and improved sales efficiency, which benefited from improved close rates on large transactions. Services revenues were $8.3 million, up 10 percent year-over-year, and were comprised of $7.0 million in maintenance and $1.3 million in professional services.

      Net income for the fourth quarter of 2003 was $2.4 million ($0.05 per share), compared with $1.4 million ($0.03 per share) for the fourth quarter of 2002, and within the Company's previously announced earnings estimates of $0.5 million to $4.2 million ($0.01 to $0.09 per share). Although revenues exceeded the high end of the Company's estimated range, net income was below the high end of the net income range due primarily to a $1.6 million ($0.03 per share) restructuring charge for excess leasehold space in Houston. This charge included the effects of a payment made in December 2003 to cancel the excess space (the maximum allowable under the lease agreement) and an increase in the estimated carrying costs of the remaining excess space.


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      Revenues for the full year 2003 were $67.8 million, up from $67.0 million in 2002. Net loss for the year was $3.6 million ($0.08 per share), compared with a net loss of $24.4 million ($0.49 per share) in 2002. The 2003 net loss included restructuring charges of $2.2 million ($0.05 per share), compared with restructuring and asset impairment charges totaling $22.8 million ($0.45 per share) in 2002.

      At December 31, 2003, the Company's cash and cash equivalents were $35.4 million compared with $37.8 million at December 31, 2002. The year-over-year decline included the one-time payment of $1.9 million in December 2003 to cancel the lease on approximately two-thirds of the Company's excess office space in Houston. Excluding this one-time payment, the decline was approximately $0.4 million. Working capital at year-end was $28.3 million, up $2.0 million from the preceding year-end. The Company had no outstanding debt at year-end.

      "Strong pipeline and solid execution in the fourth quarter generated the second best revenue quarter in our history, exceeding previous estimates for Q4 and the second half of 2003," said President and CEO Eric Pulaski. "This performance caps three consecutive quarters of positive trending for pipeline and execution in our business, allowing us to close the year with a solid finish and post the first year-over-year revenue increase since 2000.

      "We're entering the year with a strong pipeline, with positive momentum from our Q4 performance and with a more experienced team. BindView's go-to-market strategy is gaining traction, our value proposition is resonating with customers, and the foundation we set during 2003 has us well positioned to achieve improved year-over-year growth in 2004."

FOURTH QUARTER HIGHLIGHTS

      Regulatory Compliance: New release of Compliance Center (v1.5) provides customers with enhanced capabilities to build and deploy internal standards for measuring compliance with industry, regulatory and audit mandates across their business-critical IT infrastructures.

      Patch Management: Announced partnership agreement with Shavlik Technologies which will provide customers with enhanced threat analysis, patch prioritization and patch deployment tools, helping them to guard against the dramatic proliferation of worms, viruses and other forms of attack.

      Microsoft: Partnered with Microsoft and Windows & .Net Magazine in a three-city security road show in Chicago, New York and New Jersey.


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      Novell: New release of bv-Control for NetWare (v7.52) and NDS/eDirectory begins shipping this month with support for the DirXML engine, allowing customers to connect and synchronize disparate directories to NDS, and iManager Role Based Services Roles allowing IT administrators and security auditors to specifically identify user access rights and permissions.

      Hewlett Packard: Launched new HP OpenView Smart Plug-In for protecting customers' HP environments.

      CSC: Announced global licensing agreement to provide BindView Directory Administration & Migration solutions to CSC and its global client base.

      Vulnerability Alerts: Issued three Media Advisories on four newly discovered global vulnerabilities affecting customer infrastructures.

      Insight 03: More than 400 participants, including customers, partners and consultants, attended BindView's annual customer forum in Las Vegas.


2004 KEY INITIATIVES

      Sales and Marketing: Management believes the Company has strong momentum going into 2004, evidenced by performance improvements in the second half of 2003, and that overall sales efficiency will continue to improve during 2004. Management also believes the Company's pipeline is sufficient to meet its revenue targets for the first half of 2004, and is continuing to implement lead generation programs to produce sufficient pipeline to meet revenue targets for the second half of 2004 and into 2005.

      Research and Development: The Company will aggressively pursue the development of its next-generation products in 2004. Accordingly, the Company will sharply focus on expanding existing products and services that help customers deal with the burden of regulatory compliance, as well as delivering new products that further enable customers to take a process-oriented approach to managing IT risk across the organization with a product suite that integrates the efforts of disparate departments including IT, information security, audit and compliance.

      To deliver on BindView's long-term product strategy, the Company will expand its development operations in India, allowing it to minimize the near-term cost impact. This expansion will include investment in new office space and other infrastructure, as the Company has outgrown its existing facilities in India, and the hiring of additional developers


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and management personnel. The expansion, including one-time transition costs to new operating facilities, is expected to increase R&D expenses by $2.0 million to $2.5 million in 2004.

2004 FINANCIAL GOALS AND TARGET FINANCIAL MODEL

      The Company estimates 2004 revenues to range between $75 million and $80 million, and net income to range between $1.5 million and $3.5 million ($0.03 and $0.07 per share). Revenues for the first half of 2004 are expected to range between $32 million and $36 million, and the net loss to range between $2.0 million and $4.0 million ($0.04 and $0.08 per share). The Company's 2004 profitability goals reflect costs associated with sizing the sales force and marketing programs to achieve the high end of its revenue targets, increases in salaries and healthcare benefits, compliance with Sarbanes-Oxley requirements, and R&D expansion. The Company believes its ability to achieve the high end of the 2004 revenue range is dependent upon a number of factors, including increases in overall sales efficiency and the second half pipeline.

      The Company believes its 2004 key initiatives in sales, marketing and R&D will support planned growth for the year, and also provide higher operating leverage and the necessary base to increase license revenues in line with or better than market growth rates. At these growth rates, the Company expects its operating margins to expand approximately 5 percentage points annually beginning in 2005, attaining target operating margins of 15 percent to 25 percent during the next 3 to 5 years.

SCHEDULED CONFERENCE CALL

      The company will conduct a conference call today at 4:00 p.m. CST to discuss details of the fourth quarter financial results and its 2004 financial outlook. The conference will be available for replay at 1-888-203-1112; code 436849, from 7:00 p.m. CST, through February 10, 2004. Interested parties should dial 877-502-9273; code 436849. A Webcast also will be provided live at: http://www.bindview.com/About/IR/Calls.cfm/.

ABOUT BINDVIEW CORPORATION

      BindView Corporation is a leading provider of proactive business policy, IT security and directory management software worldwide. BindView solutions and services enable customers


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to centralize and automate policy compliance, vulnerability assessment, directory administration and migration across the entire organization. With BindView insight at workTM, customers benefit from reduced risk and improved operational efficiencies with a verifiable return on investment. More than 20 million licenses have shipped to 5,000 companies worldwide, spanning all major business segments and the public sector. Contact BindView via email at info@bindview.com or visit our Web site at http://www.bindview.com/. BindView can be reached at 800-749-8439 or 713-561-4000.


Statements in this news release not based on historical fact are "forward-looking" statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially because of factors such as the risk factors and other matters described from time to time in BindView's Form 10-K filings, Form 10-Q filings, and other periodic filings with the Securities and Exchange Commission, including without limitation the time required for large transactions to close and the general willingness of customers to make investments in information technology.

Editors Note: BindView(R), the BindView logo, and the BindView product names used in this document are trademarks of BindView Development Corporation, which may be registered in one or more jurisdictions. The names of products of other companies mentioned in this document, if any, may be the registered or unregistered trademarks of the owners of the products.

                                      # # #


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                        BINDVIEW DEVELOPMENT CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                    (in thousands, except per share amounts)

                                                                  THREE MONTHS ENDED                   YEAR ENDED
                                                                     DECEMBER 31,                     DECEMBER 31,
                                                              -------------------------          -------------------------
                                                                 2003            2002              2003            2002
                                                              ---------       ---------          ----------     ----------
Revenues:
   Licenses                                                   $  15,588       $  11,618          $   35,530     $   37,238
   Services                                                       8,344           7,608              32,315         29,740
                                                              ---------       ---------          ----------     ----------
                                                                 23,932          19,226              67,845         66,978
                                                              ---------       ---------          ----------     ----------
Cost of revenues:
   Licenses                                                         178             114                 527            500
   Services                                                       1,862           1,415               6,954          5,782
                                                              ---------       ---------          ----------     ----------
                                                                  2,040           1,529               7,481          6,282
                                                              ---------       ---------          ----------     ----------
Gross profit                                                     21,892          17,697              60,364         60,696
Operating costs and expenses:
   Sales and marketing                                           10,744           8,633              36,040         37,242
   Research and development                                       5,058           4,299              18,423         19,219
   General and administrative                                     2,150           2,164               7,750          7,932
   Restructuring                                                  1,635           1,394               2,184          3,002
   Asset impairment                                                   -               -                   -            276
                                                              ---------       ---------          ----------     ----------
                                                                 19,587          16,490              64,397         67,671
                                                              ---------       ---------          ----------     ----------
Operating income (loss)                                           2,305           1,207              (4,033)        (6,975)
Other income, net                                                    99             191                 447          2,104
                                                              ---------       ---------          ----------     ----------
Income (loss) before income taxes                                 2,404           1,398              (3,586)        (4,871)
Provision for income taxes                                           50               -                  50         19,562
                                                              ---------       ---------          ----------     ----------
Net income (loss)                                             $    2,354      $   1,398          $   (3,636)    $  (24,433)
                                                              ==========      =========          ==========     ==========
Income (loss) per share - basic and diluted                   $     0.05      $    0.03          $    (0.08)    $    (0.49)
                                                              ==========      =========          ==========     ==========
Number of shares used to calculate per
 share amounts:
     Basic                                                        46,978         47,346              46,714         50,319
     Diluted                                                      49,638         47,538              46,714         50,319


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                        BINDVIEW DEVELOPMENT CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002
                                 (in thousands)

                                                                   2003               2002
                                                              ------------        ------------
                                   (UNAUDITED)

Cash and cash equivalents                                     $     35,449        $     37,760
Cash - restricted                                                    2,750                   -
Accounts receivable, net                                            14,337              11,199
Other                                                                2,180               2,052
                                                              ------------        ------------
   Total current assets                                             54,716              51,011

Property and equipment, net                                          6,564               7,816
Investments and other                                                1,998               4,729
                                                              ------------        ------------
       Total assets                                           $     63,278        $     63,556
                                                              ------------        ------------

Accounts payable                                              $      2,066        $      1,990
Accrued liabilities                                                  5,679               6,341
Accrued compensation                                                 5,275               3,907
Deferred revenues                                                   13,351              12,464
                                                              ------------        ------------
   Total current liabilities                                        26,371              24,702

Deferred revenues                                                    1,477               2,213
Other                                                                1,287               1,215

Common stock                                                             1                   1
Additional paid-in capital                                         105,176             104,332
Accumulated deficit                                                (72,034)            (68,398)
Notes receivable from shareholders                                    (392)               (892)
Accumulated other comprehensive income                               1,392                 383
                                                              ------------        ------------
   Total shareholders' equity                                       34,143              35,426
                                                              ------------        ------------
        Total liabilities and shareholders' equity            $     63,278        $     63,556
                                                              ------------        ------------

Common shares outstanding                                           47,034              46,278

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